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                                                                   Exhibit 99.2

                                      PROXY

                              THE COMMONWEALTH BANK
                               RICHMOND, VIRGINIA

                         SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON _______ __, 2003

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           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints _______________ and ______________, or either of them, attorney and proxy with full power of substitution, to represent the undersigned at the special meeting of shareholders of The CommonWealth Bank to be held on ___________, _______ ___, 2003, at ________________________________, at _:__ _.m., local time, and at any adjournments or postponements thereof, with all power then possessed by the undersigned, and to vote, at that meeting or any adjournment or postponement thereof, all shares which the undersigned would be entitled to vote if personally present in the manner specified below.

1. Approval of the agreement and plan of merger, dated as of January 27, 2003 and amended as of February 25, 2003, among First Community Bancshares, Inc., First Community Bank, National Association and The CommonWealth Bank.

         [   ]    FOR              [   ]    AGAINST           [   ]    ABSTAIN

2. Approval of the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

         [   ]    FOR              [   ]    AGAINST           [   ]    ABSTAIN

3. IN THEIR DISCRETION, on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2, AND AT THE DISCRETION OF THE PROXY HOLDER UPON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. ALL JOINT OWNERS MUST SIGN. THIS PROXY MAY BE REVOKED AT ANY PRIOR TO ITS EXERCISE.


DATED:                 , 2003
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                                                  SIGNATURE OF SHAREHOLDER


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                                                  SIGNATURE OF SHAREHOLDER

                                [ ]   Please check if you plan to attend the
                                      Shareholders' Meeting on _______ ___, 2003